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                                       JUNE 25, 1996 - INFORMATION ON DISTRIBUTION        EXHIBIT 28.4
                                                      TO CERTIFICATEHOLDERS

Bear Stearns Asset Backed Securities Inc.
Champion Home Equity Loan Trust 1996-1
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                        Principal Amt
             Original    Outstanding                                                          Ending
Certificate  Principal     Prior to    Interest   Interest      Interest    Principal      Principal Amount
  Class       Amount      Distribution   Rate     Accrued     Distributed    Payable        Outstanding

   A-1      $23,827,000   $21,159,079    5.750%    $101,387      $101,387   $1,393,621      $19,765,459
   A-2       36,173,000    36,173,000    6.330%     190,813       190,813            0       36,173,000
   A-3       40,000,000    39,247,654  variable     195,159       195,159      160,568       39,087,086
    I                 0             0  variable      78,070        78,070            0                0


           $100,000,000   $96,579,733              $565,429      $565,429   $1,554,189      $95,025,544



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